UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2012

Date of Report (Date of earliest event reported)

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 200-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) DexCom, Inc. (“DexCom”) held its Annual Meeting of Shareholders on May 31, 2012 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of DexCom’s common stock voted to elect three directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Terrence H. Gregg	56,282,268	2,224,917	7,880	6,342,886
Kevin Sayer	55,246,695	3,260,290	8,080	6,342,886
Nicholas Augustinos	56,263,055	2,243,715	8,295	6,342,886

(2) Holders of DexCom’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012:

Shares Voted in Favor:	64,479,282
Shares Voted Against:	372,783
Shares Abstaining:	5,886

(3) Holders of DexCom’s common stock voted to approve the non-binding advisory resolution on compensation paid to DexCom’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

Shares Voted in Favor:	57,841,502
Shares Voted Against:	488,109
Shares Abstaining:	185,454
Broker Non-Votes:	6,342,886

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: June 6, 2012	By:	/s/ Steven Pacelli
Steven R. Pacelli
Chief Operating Officer